UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
June 13, 2007
Date of Report (Date of earliest event reported)
ZIPREALTY, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51002 (Commission File Number)	94-3319956 (I.R.S. Employer Identification No.)
2000 Powell Street, Suite 300
Emeryville, CA 94608
(Address of principal executive offices, including zip code)
(510) 735-2600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On June 13, 2007, the Board of Directors (the “Board”) of ZipRealty, Inc. (the “Company”) approved a revised Director Compensation Policy for the Company’s non-employee directors pursuant to the recommendation of the Compensation Committee of the Board. The revised Director Compensation Policy replaces the existing Director Compensation Policy for the Company’s non-employee directors. Under the revised Director Compensation Policy and commencing July 1, 2007, our non-employee directors’ compensation is revised as follows: (i) the annual cash retainer paid to the Chair of the Audit Committee of the Board is increased from $10,000 to $25,000; (ii) the annual cash retainer paid to other members of the Audit Committee of the Board is increased from $2,500 to $5,000; (iii) the annual cash retainer paid for membership on the Board is increased from $7,500 to $18,000; and (iv) the directors of the Company who assume or vacate a position during the quarter are permitted a prorated cash retainer. There were no changes to the equity awards under the revised Director Compensation Policy.
The foregoing summary of the Company’s revised Director Compensation Policy is qualified in its entirety by reference to the full text of the revised Director Compensation Policy, which is attached hereto as Exhibit 10.1 and is hereby incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
Effective January 1, 2007, the Company reclassified sales support and marketing expenses from general and administrative to sales and marketing (previously stated as marketing and customer acquisition) on its statement of operations. The Company has also included such information broken down by existing and new market classifications. In management’s opinion, the reclassification more appropriately reflects the nature of these activities which include sales support and marketing activities of its district offices, regional services, ZipAgent and customer support services. This reclassification and additional financial information was included in the Company’s Form 10-Q for the quarterly period ended March 31, 2007 and comparable first quarter of 2006. The Company has now also reclassified other prior quarterly periods in 2006 and the year ended December 31, 2006 to conform to this presentation and such information is available on the Company’s website at www.ziprealty.com “Investor Relations — Other Financial Information.” The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this report on Form 8-K and is not incorporated by reference herein.
The following tables have been posted on our website which reflect the effect of these reclassifications:
Table A—Quarterly consolidated statement of operations for the year ended December 31, 2006 (unaudited);
Table B—Quarterly consolidated statement of operations for the year ended December 31, 2006 presenting operating results as a percentage of net revenues (unaudited); and

Table C—Quarterly net transaction revenues, cost of revenues, sales and marketing expenses and statistical data for the year ended December 31, 2006 with January 1, 2007 existing and new market classifications (unaudited).
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are filed with this report on Form 8-K:
     10.1           ZipRealty, Inc. Director Compensation Policy.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC. a Delaware corporation
Dated: June 19, 2007	By:	/s/ David A. Rector
David A. Rector
Senior Vice President and Chief Financial Officer